                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

               Telephone (650) 493-9300 Facsimile (650) 493-6811

                             February 9, 2001

Natus Medical Incorporated
1501 Industrial Road
San Carlos, CA 94070

   RE: AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

   We have examined the Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-44138) dated August 18, 2000 to be filed by you with the Securities and Exchange Commission on February 9, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 5,175,000 shares (including shares issuable upon exercise of the underwriters' over-allotment option) of Common Stock of Natus Medical Incorporated (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

   It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ Wilson Sonsini Goodrich & Rosati